Exhibit 31.4

CERTIFICATIONS

I, Leiv Lea, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Corvus Pharmaceuticals, Inc. for the year ended December 31, 2016; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 3, 2017

/s/ LEIV LEA
Leiv Lea
Chief Financial Office
(Principal Financial and Accounting Officer)